As filed with the Securities and Exchange Commission on August 27, 1999.

                                                      Registration No. 333-_____

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
--------------------------------------------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

--------------------------------------------------------------------------------
                                KOALA CORPORATION
                                -----------------
             (Exact name of registrant as specified in its charter)

        Colorado                                               84-1238908
        --------                                               ----------
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                            Identification Number)

                 11600 E. 53rd Avenue, Unit D, Denver, CO 80239
                 ----------------------------------------------
              (Address of Registrant's principal executive offices)

                                KOALA CORPORATION
                             1995 STOCK OPTION PLAN
                             ----------------------
                            (Full title of the plan)

                                 Mark A. Betker
                                Koala Corporation
                          11600 E. 53rd Avenue, Unit D
                             Denver, Colorado 80239
                                 (303) 574-1000
                      --------------------------------------
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
                                                    Proposed Maximum        Proposed Maxi-
  Title of Securities         Amount to Be         Offering Price Per        mum Aggregate            Amount of
    to be Registered           Registered                Share              Offering Price        Registration Fee
----------------------------------------------------------------------------------------------------------------------
      Common Stock          650,000 Shares(1)         $26.00(2)             $16,900,000(2)           $4,699
----------------------------------------------------------------------------------------------------------------------

1. Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers such indeterminable number of additional shares of Common Stock as may be issuable pursuant to the antidilution provisions of the Koala Corporation 1995 Stock Option Plan.

2. Pursuant to Rule 457 under the Securities Act of 1933, the proposed maximum offering price per share and the proposed maximum aggregate offering price, determined solely for the purpose of calculating the registration fee, are based on the closing price per share of the Registrant's Common Stock reported on the Nasdaq National Market on August 20, 1999.

--------------------------------------------------------------------------------
                              EXPLANATORY STATEMENT

     This Registration Statement on Form S-8 registers 650,000 shares of Koala Corporation, par value $0.10 per share common stock, for issuance upon exercise of options granted pursuant to the Koala Corporation 1995 Stock Option Plan.

--------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  PLAN INFORMATION.*

Item 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

         *Information required by Part I to be contained in a Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS
                     --------------------------------------

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE
         ---------------------------------------

                  Koala Corporation (the "Company") hereby incorporates by reference in this Registration Statement the following documents:

(a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998;

(b) The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1999;

(c) The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 1999;

(d) The Company's Current Report on Form 8-K for the event occurring March 26, 1999;

(e) A description of the Company's Common Stock, par value $.10 per share (the "Common Stock"), set forth in Item 1 of the Company's registration statement on Form 8-A dated October 7, 1993 (File No. 0-22464); and

(f) A description of the Company's Common Stock set forth under the caption "Description of Capital Stock" of the Company's registration statement on Form SB-2 filed September 7, 1993 (Registration No. 33-68482-C).

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which documents shall be deemed incorporated by reference in this Registration Statement as a part hereof from the date of filing such documents until a post-effective amendment to this Registration Statement is filed which indicates that all shares of Common Stock being offered hereby have been sold or which deregisters all shares of Common Stock (registered under this Registration Statement) then remaining unsold.

Item 4.  DESCRIPTION OF SECURITIES
         -------------------------

                  Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
         --------------------------------------

                  Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
         -----------------------------------------

                  The Company's Articles of Incorporation require the Company to indemnify all of its present and former officers and directors, or any person who may have served at the Company's request as an officer or a director of another corporation in which the Company owns shares of capital stock or of which the Company is a creditor, and the personal representatives of all such persons, against expenses actually and necessarily incurred in connection with the defense of any legal proceeding in which any such person was made a party by reason of having served in such capacity, unless such person is adjudged to be liable for negligence or misconduct in the performance of any duty owed to the Company.

                  The Company's Articles of Incorporation provide that no director of the Company shall be liable to the Company or any of its shareholders for damages caused by a breach of a fiduciary duty by such director except for the breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, acts as specified in the Colorado Business Corporation Act, or any transaction from which such director received an improper personal benefit.

                  Sections 7-109-102 and 7-109-107 of the Colorado Business Corporation Act authorize the indemnification against reasonable expenses of current and former directors made party to a proceeding if the director conducted himself in good faith, in the case of conduct in his official capacity with the corporation, the director reasonably believed that his conduct was in the best interests of the corporation, in the case of a criminal proceeding, the director had no reasonable cause to believe that his conduct was unlawful, and in all other cases, the director reasonably believed that his conduct was at least not opposed to the corporation's best interest. A corporation may not indemnify a director in connection with a proceeding (1) in which a director was adjudged liable to the corporation or, (2) charging that the director derived an improper personal benefit in which the director was adjudged liable. Section 7-109-107 provides that a corporation may indemnify an officer to the same extent that it may indemnify a director.

                  The  above   discussion  of  the   Registrant's   Articles  of
Incorporation and the Colorado Business Corporation Act is only a summary and is qualified in its entirety by the full text of each of the foregoing.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED
         -----------------------------------

                  Not Applicable.

Item 8.  EXHIBITS
         --------

                  The   following   Exhibits  are  filed  as  part  of,  or  are
incorporated by reference into, this Registration Statement:

          3.1      Articles of Incorporation of the Company(1)

          3.2      Bylaws of the Company(2)

          4.1      Specimen Common Stock certificate(3)

          5.1*     Opinion   of  Otten,   Johnson,   Robinson,   Neff  &
                   Ragonetti, P.C. as to the legality of the Company's Common Stock being registered.

          23.1*    Consent of Ernst & Young LLP.

          23.2* Consent of Otten, Johnson, Robinson, Neff & Ragonetti, P.C. (contained in Exhibit 5.1 hereto and incorporated by reference therefrom).

-----------------

          *        Filed herewith.

          (1) Incorporated by reference from Exhibit 3.1 to the Company's Registration Statement on Form SB-2,
                   Registration No. 333-61551.

          (2) Incorporated by reference from Exhibit 3.2 to the Company's Registration Statement on
                   Form SB-2, Registration No. 333-61551.

          (3)      Incorporated    by   reference   to   the   Company's
                   Registration Statement on Form SB-2, Registration No. 33-68482-C.

Item 9.  UNDERTAKINGS
         ------------

                  The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed or any material change to such information in this Registration Statement (or the most recent post-effective amendment thereof).

(2) That, for the purpose of determining any liability under the Securities Act each post-effective amendment shall be deemed a new registration statement relating to the securities offered hereby, and the offering of such securities at that time shall be treated as the initial bona fide offering thereof.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered hereby, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on August 27, 1999.

                                KOALA CORPORATION


                                By:    /S/MARK A. BETKER
                                ----------------------------
                                Mark A. Betker
                                Chairman, Chief Executive Officer and President
                                Date:    August 27, 1999

                                By:    /S/JEFFREY L. VIGIL
                                ----------------------------
                                Jeffrey L. Vigil
                                Vice President of Finance and Administration (Principal Financial and Accounting Officer)
                                Date:    August 27, 1999

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                                /S/MARK A. BETKER
                                ----------------------------
                                Mark A. Betker
                                Chairman, Chief Executive Officer and President (Principal Executive Officer) and Director
                                Date:    August 27, 1999

                                /S/MICHAEL C. FRANSON
                                ----------------------------
                                Michael C. Franson
                                Director
                                Date:    August 27, 1999

                                /S/JOHN T. PFANNENSTEIN
                                ----------------------------
                                John T. Pfannenstein
                                Director
                                Date:    August 27, 1999

                                /S/ELLEN ROBINSON
                                ----------------------------
                                Ellen Robinson
                                Director
                                Date:    August 27, 1999

                                  EXHIBIT INDEX


          Exhibit Number            Description of Document
          --------------            -----------------------
               3.1                  Articles  of  Incorporation  of the  Company
                                    (incorporated  by reference from Exhibit 3.1
                                    to the Company's  Registration  Statement on
                                    Form SB-2, Registration
                                    No. 333-61551).
               3.2                  Bylaws  of  the  Company   (incorporated  by
                                    reference  from Exhibit 3.2 to the Company's
                                    Registration   Statement   on   Form   SB-2,
                                    Registration No. 333-61551).
               4.1                  Specimen     Common    Stock     certificate
                                    (incorporated    by   reference   from   the
                                    Company's  Registration  Statement  on  Form
                                    SB-2, Registration No. 33-68482C).
               5.1*                 Opinion of Otten, Johnson, Robinson,  Neff &
                                    Ragonetti,  P.C. as to the legality of the
                                    Company's Common Stock being registered.
              23.1*                 Consent of Ernst & Young LLP.
              23.2+                 Consent  of Otten, Johnson, Robinson, Neff &
                                    Ragonetti,  P.C.  (contained  in Exhibit 5.1
                                    to this  Registration  Statement on Form S-8
                                    and incorporated by reference therefrom).
-------------------------

                  *        Filed herewith.
                  +        Incorporated by reference from Exhibit 5.1 hereto.

                                                                     EXHIBIT 5.1

                        [Otten, Johnson, Robinson, Neff &
                           Ragonetti, P.C. Letterhead]

                                                            August 27, 1999

Koala Corporation
11600 E. 53rd Avenue, Unit D
Denver, Colorado  80239

Ladies and Gentlemen:

                  In connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 650,000 shares of the common stock of Koala Corporation, a Colorado corporation (the "Company"), par value $0.10 per share (the "Shares"), to be issued by the Company upon the exercise of certain options granted pursuant to the Koala Corporation 1995 Stock Option Plan (the "Plan"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), proposed to be filed with the Securities and Exchange Commission on August 27, 1999, you have requested our opinion set forth below.

                  We have considered such facts and examined such questions of law as we have considered appropriate for purposes of rendering the opinion expressed below.

                  We are opining only as to the Colorado Business Corporation Act and we express no opinion with respect to the applicability or the effect of any other laws or as to any matters of municipal law or of any other local agencies within any state.

                  Subject to the foregoing and in reliance thereon, in our opinion:

1. The Shares have been duly authorized by all necessary corporate action on the part of the Company and; upon (i) payment for and delivery of the Shares as contemplated in the Registration Statement and the Plan (including any option agreements governing the terms of exercise of the options), (ii) the countersigning of any certificates representing the Shares by a duly authorized signatory of the registrar for the Common Stock, and (iii) the Registration Statement becoming effective under the Securities Act of 1933, the Shares will be validly issued, fully paid, and non-assessable.

2. The Company is duly incorporated and validly existing under the laws of the State of Colorado.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,


                            /s/ Otten, Johnson, Robinson, Neff & Ragonetti, P.C.
                            ----------------------------------------------------
                                OTTEN, JOHNSON, ROBINSON, NEFF & RAGONETTI, P.C.

                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


                  We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Koala Corporation 1995 Stock Option Plan of our report dated January 22, 1999, with respect to the consolidated financial statements of Koala Corporation included in its Annual Report (Form 10-KSB) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                                  /s/ ERNST & YOUNG LLP

Denver, Colorado
August 27, 1999